UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

      ____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
420 LEXINGTON AVENUE, SUITE 1718, NEW YORK, NEW YORK 10170

INVITATION TO STOCKHOLDERS
Dear Stockholder:

We cordially invite you to attend the Fusion Telecommunications International, Inc. (the “Company”) 2008 Annual Meeting of Stockholders (the "Meeting") to be held on October 28, 2008, commencing at 3:00 p.m., Eastern Daylight Time. The Meeting will be held at the Company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170. We request that you attend the Meeting in person or by Proxy.

The enclosed Notice of the 2008 Annual Meeting of Stockholders (the "Notice") and Proxy Statement fully describes the business to be transacted at the Meeting, which includes:

i.

authorizing the filing of an Amendment to the Company's Certificate of Incorporation to (a) increase the total number of shares of Common Stock which the Corporation shall have authority to issue to 175,000,000, and (b) eliminate the previously authorized Class A Common Stock of the Company;

ii.	the election of eleven (11) Director Nominees to hold office until the Company's next Annual Meeting of Stockholders;
iii.	the ratification of the re-appointment of Rothstein, Kass & Company, P.C. to act as the Company's Independent Registered Public Accountants for the year ending December 31, 2008; and
iv.	at the discretion of the Proxy holders, such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors (the “Board”) has fixed the close of business on August 29, 2008, as the Record Date for the determination of which Stockholders are entitled to the Notice to attend and vote at the Meeting. Accordingly, only Stockholders of record at the close of business on the Record Date will be entitled to vote.  For a period of at least ten (10) days, prior to the Meeting, a complete list of Stockholders entitled to vote at the Meeting shall be open to examination by any of the Company's Stockholders for a valid corporate purpose at our principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170 during the Company's ordinary business hours of 08:30 am to 6:00 pm, Monday through Friday.

The Board unanimously recommends that each Stockholder vote "FOR" the Director Nominees identified in this Proxy statement and each of the other matters to be considered at the Meeting as being in the best interest of both our Stockholders and the Company. Accordingly, we request you to review the accompanying material carefully and to return the enclosed Proxy promptly using the USPS postage paid envelope provided. Your vote is important whether or not you expect to attend.

To ensure your shares are counted at the Meeting we urge ALL Stockholders to sign and date the enclosed Proxy and return it promptly in the envelope provided, which requires no postage if mailed in the United States. Advanced mailing of your signed Proxy does not affect your right to attend the Meeting and you may execute a subsequent Proxy revoking any advanced Proxy submission in person. Also, you may revoke your Proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company, in writing, before the Meeting, or by executing a subsequent Proxy, which revokes your previously executed Proxy. The address for the Continental Stock Transfer & Trust Company is 17 Battery Place, Proxy Department - 8th Floor, New York, New York, 10004.

Our Directors and Officers will be present to help host the Meeting and to respond to any questions that our Stockholders may have. We hope you will be able to attend.

Sincerely,

/s/ Matthew D. Rosen
Matthew D. Rosen
Chief Executive Officer
New York, New York
September ______, 2008

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
420 LEXINGTON AVENUE, SUITE 1718, NEW YORK, NEW YORK 10170

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that Fusion Telecommunications International, Inc., (the “Company”) will hold its 2008 Annual Meeting of Stockholders (the "Meeting") on October 28, 2008, commencing at 3:00 p.m., Eastern Daylight Time. The Meeting will be held at the Company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170. We request that you attend the Meeting in person or vote via advance mailing in of your Proxy promptly. A Proxy card and a Proxy Statement for the Meeting are enclosed.

The Meeting is called for the purpose of considering and acting upon:

i.

authorizing the filing of an Amendment to the Company's Certificate of Incorporation to (a) increase the total number of shares of Common Stock which the Corporation shall have authority to issue to 175,000,000, and (b) eliminate the previously authorized Class A Common Stock of the Company;

ii.	the election of eleven (11) Director Nominees to hold office until the Company's next Annual Meeting of Stockholders;
iii.	the ratification of the re-appointment of Rothstein, Kass & Company, P.C. to act as the Company's Independent Registered Public Accountants for the year ending December 31, 2008; and
iv.	at the discretion of the Proxy holders, such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The transfer books of the Company will be open for the Meeting. The close of business on August 29, 2008 has been fixed as the Record Date for determining Stockholders entitled to the Notice of the Meeting, and to vote at the Meeting (in person or by Proxy) or any adjournment or postponement thereof. For a period of at least ten (10) days prior to the Meeting, a complete list of Stockholders entitled to vote at the Meeting shall be open to examination by any Stockholder for a valid corporate purpose during the Company's ordinary business hours at our principal office at  420 Lexington Avenue, Suite 1718, New York, New York 10170.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement. Additionally, our Directors and Officers will be present to help host the Meeting and to respond to any questions that our Stockholders may have.

A copy of the Company's 2007 Annual Report on Form 10-K/A was previously mailed to Stockholders. The Company's 2007 Annual Report includes the 2007 Audited Financial Statements. Prior to voting, we suggest that you thoroughly review all materials you have received, including the Form 10-K/A, as well as the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ Philip D. Turits
Philip D. Turits
Secretary and Treasurer
New York, New York
September ____, 2008

TABLE OF CONTENTS

Proxy Statement for Annual Meeting of Stockholders	1
Proposal One (1)	3
Proposal Two (2)	5
Proposal Three (3)	9
Board of Directors	10
Committees of the Board	10
Compensation and Nominating Committee	11
Nomination of Directors	11
Strategic and Investment Banking Committee	12
Audit Committee	12
Audit Committee Report	13
Executive Management	15
Security Ownership of Management and Principal Stockholders	17
Compensation of Directors and Executive Officers	20
Certain Relationships and Related Transactions	23
Stockholder Communications and Other Matters	27
Correspondence to SEC	27
Proposed Amendment to the Corporation Articles of Incorporation	28
Form of Proxy	30

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
420 LEXINGTON AVENUE, SUITE 1718, NEW YORK, NEW YORK 10170

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and accompanying Proxy materials are being first mailed on or about September _____, 2008, to Stockholders of Fusion Telecommunications International, Inc. (the "Company") at the direction of our Board of Directors (the "Board") to solicit Proxies in connection with the 2008 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be at the Company’s principal office at 420 Lexington Avenue, Suite 1718, New York, New York 10170, on October 28, 2008, commencing at 3:00 p.m., Eastern Daylight Time, or at such other time and place to which the Meeting is adjourned or postponed.

The Board knows of no business which will be conducted at the Meeting other than the matters referred to in the accompanying Notice of the 2008 Annual Meeting of Stockholders. However, if any other matters are properly presented at the Meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their judgment. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked at any time before a later dated Proxy is tendered, or a vote in person at the Meeting. Shares represented by properly executed Proxies will be voted at the Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed Proxy returned to the Company, all of the shares represented thereby will be voted in favor of the proposals.

All shares represented by a valid Proxy at the Meeting, unless the Stockholder otherwise specifies, will be voted in favor of:

i.

authorizing the filing of an Amendment to the Company's Certificate of Incorporation to (a) increase the total number of shares of Common Stock which the Corporation shall have authority to issue to 175,000,000, and (b) eliminate the previously authorized Class A Common Stock of the Company;

ii.	the election of eleven (11) Director Nominees to hold office until the Company's next Annual Meeting of Stockholders;
iii.	the ratification of the re-appointment of Rothstein, Kass & Company, P.C. to act as the Company's Independent Registered Public Accountants for the year ending December 31, 2008; and
iv.	at the discretion of the Proxy holders, such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING SECURITIES

The close of business on August 29, 2008, is the Record Date for determining the Stockholders entitled to the Notice to attend and vote at the Meeting. At the close of business on August 29, 2008, we had issued and outstanding 36,958,371 shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) and 1,614 Common Stock holders of record. The Common Stock constitutes the only outstanding class of voting securities entitled to be voted at the Meeting.

QUORUM AND VOTING

The presence at the Meeting, in person or by Proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the votes necessary to take Stockholder action, Stockholders of record who are present at the Meeting, in person or by Proxy and who abstain, including Brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered Stockholders who are present and entitled to vote at the Meeting, and thus, shares of Common Stock held by such Stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

Each share of Common Stock entitles the holder thereof to one (1) vote with respect to each Proposal to be voted on at the Meeting. Approval of the Amendment to our Amended Certificate of Incorporation [Proposal One (1)] requires the affirmative vote of holders of a majority of our outstanding Common Stock entitled to vote at the Meeting. Directors will be elected  [Proposal Two (2)] by a plurality of votes cast at the Meeting. The ratification of the re-appointment of our Independent Registered Public Accountants [Proposal Three (3)] requires the affirmative vote of holders of a majority of those shares present at the Meeting, in person or by Proxy.

Please read the accompanying information for each Proposal to determine how your vote is counted. Additionally, the accompanying Proxy card is designed to permit each entitled holder of Common Stock, as of the close of business on the Record Date, to vote with respect to each Proposal present for approval at the Meeting.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a Broker who has not received instructions from its customers on such matters, if the Broker has so notified us on a Proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used herein, "Broker non-votes" means the votes that could have been cast on the matter in question by Brokers with respect to uninstructed shares if the Brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of Broker non-votes in certain circumstances, we intend to treat Broker non-votes in the manner described below.

Abstentions will count toward the presence of a quorum and will have no effect on the outcome of Proposal Two (2), but will have the effect of a vote against Proposal One (1) and Proposal Three (3). Broker non-votes (i.e., shares held by Brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will also count toward the quorum requirement and will have no effect on the outcome of whether a Director is elected [Proposal Two (2)] or ratification of the appointment of our Independent Accountants [Proposal Three (3)]. However, the approval of Proposal One (1) requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock entitled to vote on the this specific proposal, and therefore, Broker non-votes will have the effect of a vote "against" Proposal One (1).

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

PROPOSAL ONE (1)

The Board of Directors has voted to authorize and recommends that our Stockholders approve the proposed "Amendment to the Company's Certificate of Incorporation" to increase the total number of shares of Common Stock which the Corporation shall have authority to issue to 175,000,000, and to eliminate the Class A Common Stock.

THE INCREASE IN AUTHORIZED SHARES

The Company is currently authorized to issue (a) 105,000,000 shares of Common Stock, $.01 par value per share, of which 36,958,371 shares are issued and outstanding, as of the August 29, 2008 Record Date, (b) 21,000,000 shares of Class A Common Stock, $.01 par value per share, none of which are issued and outstanding, as of the August 29, 2008 Record Date, and (c) 10,000,000 shares of Preferred Stock, $.01 par value, of which 7,286,960 are issued and outstanding, as of the August 29, 2008 Record Date. The following table reflects the number of authorized, outstanding, reserved and unreserved shares of Common Stock before the proposed Increase in Authorized Shares:

PRIOR TO THE INCREASE IN AUTHORIZED SHARES
TOTAL AUTHORIZED SHARES OF COMMON STOCK	105,000,000
LESS:
Outstanding shares of Common Stock (1)	36,958,371
SHARES RESERVED FOR FUTURE ISSUANCE OF COMMON STOCK AS FOLLOWS:
Common Stock Purchase Warrants (2)	16,425,485
1998 Stock Option Plan (3)	7,000,000
Series A1 – A4 Convertible Cumulative Preferred Stock	7,286,960
Future Dividends on Series A-1 through A4 Convertible Preferred Stock (4)	2,077,474
Accumulated Preferred Stock Dividends	837,312
UNRESERVED SHARES AVAILABLE FOR ISSUANCE	34,414,398

(1)     Includes 17,480,562 shares of Common Stock that were automatically converted from Class A Common Stock on February 15, 2006.
(2)     Includes total number of outstanding Warrants to purchase Common Stock.
(3)     Represents total number of shares reserved for issuance under the 1998 Stock Option Plan.
(4)     Under certain circumstances, Common Stock may be issued as future dividends on the Series A-1  through A-4 Convertible Cumulative Preferred Stock.

Our Board of Directors and Management believe that it is prudent and advisable for us to increase the number of authorized shares now and better position the Company with added flexibility to raise additional capital through a variety of different possible financing transactions and to pursue strategic alternatives. Once our Stockholders approve a level of authorized shares for any class of our Capital Stock, no subsequent approval by Stockholders is required for the issuance of shares of that class in an amount up to the number of shares authorized, except to the extent required under the rules of the American Stock Exchange. We have, from time-to-time, financed certain operating and expansion expenses through the sale of our Common Stock and other securities convertible into Common Stock. We are also engaged in discussions with various sources of financing as opportunities arise and, while we are not currently a party to any binding agreements to sell our equity securities, it is likely that we will do so in the future.  The purpose of this Increase in Authorized Shares is to provide for a sufficient number of otherwise unreserved shares in the event attractive financing opportunities present themselves, as well as to provide sufficient shares for future Convertible Preferred Stock Dividends, and other strategic opportunities that may arise.

Following the Increase in Authorized Shares, each share of authorized Common Stock will have the same rights and privileges as each share of existing Common Stock. The issuance of additional Common Stock, whether before or after the Increase in Authorized Shares, will decrease the percentage ownership of us by our existing Stockholders and, depending upon the price at which such shares are issued, could be dilutive to existing Stockholders.

In connection with the Increase in Authorized Shares, the Amendment will eliminate the previously authorized class of Common Stock designated as Class A Common Stock. The Class A Common Stock had been authorized and issued in order to provide for transfer restrictions imposed by the underwriter of our February 15, 2005 Initial Public Offering. However, pursuant to the terms governing the Class A Common Stock, on February 15, 2006, all transfer restrictions imposed by the underwriter lapsed and all outstanding shares of Class A Common Stock were automatically converted into shares of Common Stock. Accordingly, there are currently no issed or outstanding shares of Class A Common Stock and there is no longer any need to provide for the issuance of the Class A Common Stock. The proposed Amendment, if approved by Stockholders, will eliminate the authority to issue Class A Common Stock. The Common Stock and Class A Common Stock were identical in all respects, other than the transfer restrictions that had been applicable to the Class A Common Stock.

AMENDMENT TO CERTIFICATE OF INCORPORATION

For the foregoing reasons, Stockholders are now being asked to consider and adopt the following:

RESOLVED, that the proposed Amendment to the Corporation's Certificate of Incorporation to (a) increase the number of shares of Common Stock that the Corporation is authorized to issue to 175,000,000 and (b) eliminate the previously authorized Class A Common Stock of the Company, is hereby authorized and approved.

A copy of the full text of the form of Amendment is attached as an exhibit to this Proxy Statement. It is expected that the Amendment to the Certificate of Incorporation will become effective promptly following approval by Stockholders and filing with the Office of Secretary of the State of Delaware.

BOARD RECOMMENDATION AND MAJORITY VOTE REQUIRED FOR APPROVAL

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL ONE (1). THE APPROVAL OF PROPOSAL ONE (1) REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK ENTITLED TO VOTE ON THE THIS SPECIFIC PROPOSAL. ABSTENTIONS AND NON-BROKER VOTES WILL HAVE THE EFFECT OF A VOTE "AGAINST" PROPOSAL ONE (1).

ELECTION OF DIRECTORS

PROPOSAL TWO (2)

At the Meeting, Stockholders will be asked to elect eleven (11) nominees to the Company's Board of Directors. These nominees were recommended by the Compensation and Nominating Committee and are approved by the Board for inclusion on the accompanying Proxy, in accord with the Company's "Compensation and Nominating Committee Charter", (see NOMINATION OF DIRECTORS included in this Proxy Statement on page 11).

All nominees, with exception of Mr. Christopher D. Brady, are incumbent Directors. Mr. Brady was nominated by Company's CEO. Following an interview and other verification of qualifications, Mr. Brady was recommended by the Company's Compensation and Nominating Committee and approved by the Board of Directors , as a nominee for Director.
The Company's Bylaws provide that a Director's term extend from the date of his or her election until the Company's next Annual Meeting of Stockholders, except in the case of elections to fill vacancies or newly created Directorships, which shall concluded at the next Annual Meeting of Stockholders. Other than as may be required by the applicable law, our Compensation and Nominating Committee has not established any procedures for the recommendation or selection of nominees to the Board by our Stockholders.
Directors are elected by a plurality of votes cast by the Stockholders of the outstanding shares of Common Stock present, in person or represented by Proxy, at the Meeting, and thus the eleven (11) nominees who receive the greatest number of votes cast will be elected. Instructions withholding authority and Broker non-votes will not be taken into account in determining the outcome of the election of Directors.
At this time, there are no established procedures for Stockholders to provide recommendations for nominees for the Company's Board of Directors. The Company believes Stockholder input is valuable and therefore intends to review a system of procedures for Stockholders to propose nominees for Director in the near future.

NOMINEES FOR DIRECTOR

Set forth below is certain information regarding each nominee as of August 29, 2008 including such individual's age, principal occupation, a brief account of the individual's business experience during at least the last five (5) years and other Directorships currently held.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE FOLLOWING ELEVEN (11) BOARD OF DIRECTOR NOMINEES

MARVIN S. ROSEN, 68, CHAIRMAN OF THE BOARD

Mr. Rosen co-founded the Company in 1997. He has served as the Chairman of our Board of Directors since November 2004, Chairman of our Executive Committee since September 1999, Vice Chairman of the Board of Directors from December 1998 to November 2004 and has been a member of our Board since March 1998. He served as our Chief Executive Officer from April 2000 until March 2006. Since November 1983, Mr. Rosen has been a Stockholder of, and currently serves as “Of Counsel” to, the national law firm of Greenberg Traurig, P.A. where he also served on the Executive Committee until June 2000. Mr. Rosen was Finance Chairman for the Democratic National Committee from September 1995 until January 1997. Currently, he serves on the Board of Directors of the Robert F. Kennedy Memorial and Terremark Worldwide, Inc. and previously was Budget and Finance Chairman for the Summit of the Americas and Chairman of the Florida Housing Finance Agency. Mr. Rosen is also a managing partner with Diamond Edge Capital Partners, L.L.C. Mr. Rosen’s son, Matthew, is our current Chief Executive Officer, and serves on our Board of Directors.

MATTHEW D. ROSEN, 36, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Rosen has served as a Director since May 2005 and has been our Chief Executive Officer since March of 2006. He served as President, from March 2006 until March 2008 and Chief Operating Officer from August 2003 to March 2006, Executive Vice President and Chief Operating Officer between February 2002 and August 2003, Executive Vice President and President of Global Operations between November 2000 and January 2002 and as President of US Operations between March 2000 and November 2000. From 1998 to 2000, he held various management positions including President of the Northwest and New England Operations for Expanets, a $1.3 billion integrated network communications service provider. From 1996 to 1998 he was Corporate Director of Operations for Oxford Health Plans, a $4 billion health care company, where he worked on developing and executing turnaround strategies. Prior to his role as Corporate Director of Operations, Mr. Rosen held an executive position in a start-up healthcare technology subsidiary of Oxford where he was an integral part in developing strategy and building its sales, finance and operations departments. Prior to Oxford, Mr. Rosen was an investment banker in Merrill Lynch’s corporate finance department. Mr. Rosen is the son of our Chairman of the Board, Marvin Rosen.

PHILIP D. TURITS, 75, SECRETARY, TREASURER AND DIRECTOR

Mr. Turits co-founded the Company in 1997 and has served as a Director since September 1997, Secretary since October 1997, Treasurer since March 1998, and Vice Chairman from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company and prior to 1991, he served as President and Chief Executive Officer of Continental Chemical Company.

E. ALAN BRUMBERGER, 68, DIRECTOR

Mr. Brumberger has served as a Director since March 1998. Currently, Mr. Brumberger is the Chief Executive Officer with Diamond Edge Capial Partners, L.L.C. He formerly was a partner in Andersen & Co. and its predecessor firms, from 1997 to 2004. From 1995 through 1997, he was a Managing Director of the Taylor Companies and from 1994 through 1995, a Managing Director of Brenner Securities, Inc.  From 1983 through 1990, Mr. Brumberger was a Managing Director of Drexel Burnham Lambert and a member of the Underwriting and Commitment Committees. Prior to that, he was a Managing Director of Shearson American Express and a partner at Loeb, Rhoades & Co., a predecessor of Shearson American Express. Mr. Brumberger served for three years as President and Chief Executive Officer of Shearson American Express International Limited, the firm’s international investment banking business in London.

JULIUS ERVING, 58, DIRECTOR

Mr. Erving has served as a Director since June 2003. Mr. Erving is President of the Erving Group. Mr. Erving was employed by the National Broadcasting Company between December 1994 and June 1997, and by the National Basketball Association between 1987 and September 1997. Mr. Erving is a Trustee of the Basketball Hall of Fame.

EVELYN LANGLIEB GREER, 58, DIRECTOR

Ms. Greer has served as a Director since January 1999. Ms. Greer is the President of Greer Properties, Inc., a Florida-based real estate development company founded in 1976. She is also a partner in the law firm of Hogan, Greer & Shapiro, P.A. Ms. Greer has been a Director of City National Bank of Florida, N.A. since 2000, a member of the Board of Trustees of Barnard College since 1994 and is Vice Chair of the Columbia Law School Board of Visitors. Since 1996, Ms. Greer has served as the elected Mayor of the Village of Pinecrest, Florida.

RAYMOND E. MABUS, 59, DIRECTOR

Mr. Mabus has served as a Director since January 1999. Currently he manages a family timber business and serves on the Board of Directors of EnerSys, Hines Horticulture, and other public, private, and non-profit charitable Boards. He was Chairman of the Board of Directors of Foamex International from February 2004 until April 2007 and served as CEO from June 2006 until April 2007. From 1998 to 2002, he served as the President of Frontline Global Resources and since 1996, he has served as Of Counsel to the law firm of Baker, Donelson, Bearman and Caldwell. From 1994 to 1996, he was the United States Ambassador to Saudi Arabia and from 1988 to 1992, he was the Governor of Mississippi.

PAUL C. O’BRIEN, 69, DIRECTOR

Mr. O’Brien has served as a Director since August 1998. Since January 1995, Mr. O’Brien has served as the President of the O’Brien Group, Inc., a consulting and investment firm. From February 1988 until December 1994, he was the President and Chairman of New England Telephone, (a subsidiary of NYNEX), a Telecommunications company. Mr. O'Brien also serves on the Board of Directors for Safecorc, Sonexis and Extrzam TV. He is also on the Advisory Board of Sovereign Bank.

MICHAEL J. DEL GIUDICE, 65, DIRECTOR

Mr. Del Giudice has served as a Director since November 2004. He is a Senior Managing Director of Millennium Credit Markets LLC and Senior Managing Director of MCM Securities LLC, both of which he co-founded in 1996. Mr. Del Giudice also serves as Chairman of Rockland Capital Energy Investments LLC, founded in April 2003. Mr. Del Giudice is a Member of the Board of Directors of Consolidated Edison Company of New York, Inc., and is currently Chairman of the Audit Committee and Lead Director of its Governance and Nominating Committee. He is also a Member of the Board of Directors of Barnes & Noble, Inc., and a Member of the Board of Trustees of the New York Racing Association. He also serves as Chairman of the Governor’s Committee on Scholastic Achievement. Mr. Del Giudice was a General Partner and Managing Director at Lazard Freres & Co. LLC from 1985 to 1995. From 1983 to 1985, Mr. Del Giudice was Chief of Staff to New York Governor Mario M. Cuomo. He served from 1979 to 1981 as Deputy Chief of Staff to Governor Hugh L. Carey and from 1975 to 1979 as Chief of Staff to the Speaker of the Assembly.

FRED P. HOCHBERG, 56, DIRECTOR

Mr. Hochberg has served as a Director since November 2004. Mr. Hochberg has been the The Dean of Milano The New School for Management and Urban Policy since January 2004. Milano is a graduate school that trains leaders for the nonprofit, public, and private sectors with a faculty who blends theory with hands-on practice, and progressive thinking with social commitment. Dean Hochberg has more than 30 years of experience in business, government, and philanthropy. From 1998 through 2001, he served as deputy then acting administrator of the Small Business Administration (SBA). Prior to joining the Clinton administration, he was President and Chief Operating Officer of the Lillian Vernon Corporation, where he led the transformation of a small family mail order company into a publicly traded direct marketing corporation, one of the great success stories of American entrepreneurship. Dean Hochberg is dedicated to community service and philanthropic involvement in civil rights, education, and the arts. He currently sits on the Boards of Directors of the Citizens Budget Commission, FINCA International Micro Finance, Seedco, and the Howard Gilman Foundation, and is an appointed representative to the NYS Financial Control Board. He is a frequent contributor to the op-ed pages of major newspapers around the country and appears in print, as well as on television and radio as a commentator on a wide spectrum of public policy issues.

CHRISTOPHER D. BRADY, 53, DIRECTOR

Mr. Brady is the founding Partner and Chairman of the Chart Group since 1994. With over 25 years experience in private equity, corporate finance and capital markets, Mr. Brady focuses on identifying and building portfolio companies through his extensive industry relationships and perspective. Prior to Chart, Mr. Brady was a partner with The Lodestone Group, a merger advisory and investment firm acquired by Societe Generale. He spent eleven years in the Corporate Finance and Capital Markets Departments of Lehman Brothers and Dillon Read. Mr. Brady is a Director of Templeton Emerging Markets Investment Trust PLC, Bitrge, Seamobile, U.S. Helicopter and several Chart investments and affiliates. He received a B.A. from Middlebury College and a M.B.A. from Columbia University Graduate School of Business.

BOARD RECOMMENDATION AND VOTE REQUIRED FOR APPROVAL

THE BOARD OF DIRECTORS BELIEVES THAT A VOTE "FOR" EACH OF THE PROPOSED ELEVEN (11) NOMINEES FOR DIRECTOR IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND THE COMPANY. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO (2). DIRECTORS ARE ELECTED BY A PLURALITY OF VOTES CAST AT THE ANNUAL MEETING IN PERSON OR BY PROXY. ONLY VOTES CAST "FOR" OR "WITHHELD" REGARDING DIRECTOR NOMINEES WILL BE COUNTED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL THREE (3)

Subject to ratification by our Stockholders, the Audit Committee of the Board of Directors, in accord with the Company's "Audit Committee Charter" (see "AUDIT COMMITTEE" , included in this Proxy Statement on page 12) has chosen to re-appoint Rothstein, Kass & Company, P.C., as the Company's Independent Registered Public Accountants to audit our Consolidated Financial Statements for the fiscal year ending December 31, 2008. Representatives of Rothstein, Kass & Company, P.C., are expected to attend the Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed to the Company for the years ended December 31, 2007 and 2006, by our principal accounting firm Rothstein, Kass & Company, P.C. are as follows:

Audit Fees: The aggregate fees billed for professional services rendered by Rothstein, Kass & Company, P.C. for the years ended December 31, 2007 and 2006, were approximately $205,000 and $285,000, respectively. These professional services included fees associated with the audit of our annual financial statements and reviews of our 2007 quarterly financial statements and certain 2006 quarterly financial statements. Audit fees in both years also include fees associated with the review of our SEC registration statements and filings and the preparation of a comfort letter in connection with our Initial Public Offering.

Audit-Related Fees: There were no fees for audit-related services for the years ended December 31, 2007 and 2006.

Tax Related Fees: There were no fees for tax-related services for the years ended December 31, 2007 and 2006. The Company obtains tax related services from an accounting firm other than Rothstein, Kass & Company, P.C.

All Other Fees: There were no fees for other services that were not included in the three categories above during the years ended December 31, 2007 and 2006.

The ratification for the re-election of Rothstein, Kass & Company, P.C. as our Independent Public Registered Accountants for the fiscal year ending December 31, 2008, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Meeting, in person or represented by Proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

BOARD RECOMMENDATION AND MAJORITY VOTE REQUIRED FOR APPROVAL

THE BOARD BELIEVES THAT A VOTE "FOR" THE PROPOSAL TO RATIFY THE RE-APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR" SUCH PROPOSAL.

BOARD OF DIRECTORS

Pursuant to our Bylaws, a resolution of the Board of Directors provides that the number of members of our Board shall be not less than seven (7) and not more than seventeen (17). There are currently eleven (11) Directors on the Board. At each annual Meeting of Stockholders, Directors will be elected to hold office for a term of one year until their respective successors are elected and qualified. All of the Officers identified below under Executive Officers serve at the discretion of our Board.

The Board held five (5) regular and no special Meetings during the year ended December 31, 2007. During the year ended December 31, 2007, no Director except Julius Erving, attended less than 75% of the aggregate of the total number of Meetings of the Board (held during the period that he or she has been a Director) and the total number of Meetings held by all committees on which he or she served (during the period that he or she served),

CODE OF CONDUCT AND ETHICS

On November 1, 2004, we adopted a Corporate Code of Conduct and Ethics applicable to all employees and Directors of the Company, including our Principal Executive Officer and Principal Financial and Accounting Officer. A copy of our Code of Ethics is available on our web site at www.fusiontel.com under the Corporate Governance within the sub-section “Investors” tab. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct and Ethics that apply to our Directors, Principal Executive and Financial Officer will be publicly disclosed in accordance with the applicable rules of The Securities and Exchange Commission and The American Stock Exchange.

BOARD INDEPENDENCE

The Company applies the standards of The American Stock Exchange, the Stock exchange upon which the Company’s Common Stock is listed, for determining the independence of the members of its Board of Directors and Board committees. The Board has determined that the following members of its Board of Directors are independent within the meaning of Section 121A of the American Stock Exchange Company Guide:

E. Alan Brumberger
Julius Erving
Evelyn Langlieb Greer
Raymond E. Mabus
Dennis Mehiel
Paul C. O'Brien
Michael J. Del Giudice
Fred P. Hochberg

COMMITTEES OF THE BOARD

The Board has established a Compensation and Nominating Committee, a Strategic and Investment Banking Committee and an Audit Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are set forth below:

COMPENSATION AND NOMINATING COMMITTEE

Our Compensation and Nominating Committee’s (the “Compensation Committee”) main functions are (i) to review and recommend to our Board of Directors, compensation and equity plans, policies and programs and approve Executive Officer compensation, and (ii) to review and recommend to our Board of Directors the nominees for election as Directors of the Company and to review related Board of Directors development issues including succession planning and evaluation. The members of our Compensation and Nominating Committee are Michael Del Giudice – Chairman, Raymond E. Mabus, and Fred P. Hochberg, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the Directors serving on our Compensation and Nominating Committee is independent within the existing standards of the American Stock Exchange. The charter of our Compensation and Nominating Committee is available on our web site ( www.fusiontel.com). Other than as may be required by the applicable law, the Compensation and Nominating Committee has not established any procedures for the recommendation or selection of Director Nominees by our Stockholders.

NOMINATION OF DIRECTORS

The Compensation and Nominating Committee evaluated and recommended the proposed Nominees to the Company's Board of Directors by utilizing guidelines in accordance with the Company's current "Compenation and Nominating Committee Charter" as follows:

1. Periodically review CEO succession and succession plans for key positions in the Company.

2. Recommend to the Board and aid in identifying and attracting qualified candidates to stand for election as Directors.

3. Evaluate periodically the desirability of and recommend to the Board any changes in the size and composition of the Board.

4. Select and evaluate Directors in accordance with the general and specific criteria set forth below or determined a provided below:

a.    General Criteria:   Director selection should include at least enough Independent Directors to satisfy then existing SEC and AMEX requirements, and such Independent Directors should have appropriate skills, experiences and other characteristics to provide qualified persons to fill all Board committee positions required to be filled by Independent Directors.

b.   Specific Criteria:     In addition to the general criteria, the Committee shall develop and periodically evaluate and modify as appropriate a set of specific criteria outlining the skills, experiences, particular areas of expertise, specific backgrounds, and other characteristics that should be represented on the Board to enhance the effectiveness of the Board and Board Committees, taking into account any particular needs of the Company based on its business, size, strategic objectives, customers and other characteristics.

5.   Evaluate each new Director candidate and each incumbent Director before recommending that the Board nominate or re-nominate such individual for election or reelection as a Director based on the extent to which such individual meets the general and specific criteria above.

6.   Diligently seek to identify potential Director Candidates who will strengthen the Board, by establishing procedures for soliciting and reviewing potential nominees from Directors and Stockholders.

7.   Submit to the Board the candidates for Director to be recommended by the Board for election at each annual meeting of Stockholders and to be added to the Board at any other times due to Board expansions, Director resignations, retirements or otherwise.

Our Compensation and Nominating Committee Charter is available on our web site www.fusiontel.com, within the Investors Corp Governance section.

STRATEGIC AND INVESTMENT BANKING COMMITTEE

The members of our Strategic and Investment Banking Committee are Marvin S. Rosen – Chairman, Raymond E. Mabus, Michael Del Giudice, Dennis Mehiel, and Philip D. Turits. Our Strategic and Investment Banking Committee evaluates and recommends investment strategies with investment banks and brokerage houses and assists in the evaluation of possible acquisitions and mergers.

AUDIT COMMITTEE

Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent accountant relationships, the audits of our financial statements, and our compliance with the Sarbanes-Oxley Act of 2002. This Committee’s responsibilities include, among other things:

•    annually reviewing and reassessing the adequacy of the Committee’s formal charter;
•    reviewing our annual audited financial statements with our management and our independent accountants and the adequacy of our internal accounting controls;
•    reviewing analyses prepared by our management and independent accountants concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•    reviewing the independence of the independent accountants;
•    reviewing our auditing and accounting principles and practices with the independent accountants and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent accountant or our management;
•    selecting and recommending the appointment of the independent accountant to the Board of Directors, which firm is ultimately accountable to the Audit Committee and the Board of Directors; and
•    approving professional services provided by the independent accountant, including the range of audit and non-audit fees.

The members of our Audit Committee are Paul C. O'Brien – Chairman, Dennis Mehiel, and Michael Del Giudice, each of whom is a non-employee member of our Board of Directors. Michael Del Giudice is our Audit Committee Financial Expert as currently defined under SEC Rules. Our Board has determined that each of the Directors serving on our Audit Committee is independent within the meaning of the Rules of the SEC and the listing standards of the American Stock Exchange.

Our Audit Committee’s Charter is available on our web site  www.fusiontel.com, within the Investors Corp Governance section.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors, which consisted entirely of Directors who met the independence and experience requirements of the American Stock Exchange and the rules of the Securities and Exchange Commission as in effect on the date of the filing of the Company's Annual Report on Form 10-K/A, furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is on file with the Securities and Exchange Commission and is available on ourweb site. The Audit Committee reviews and re–assess the Charter annually and recommends any changes to the Board for approval. The duties of the Audit Committee include oversight of the financial reporting process for the Company through periodic Meetings with the Company’s independent accountants and management of the Company to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOA”), our Committee has certain other duties, which include the engagement of our independent accounting firm, Rothstein, Kass & Company, P.C., pre-approval of both audit and non-audit work in advance of Rothstein, Kass & Company, P.C., compensation, retention and oversight of Rothstein, Kass & Company, P.C. and other obligations as imposed by

In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Audit Committee has, among other activities, (i) reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007, with management and with our independent accountants, Rothstein, Kass & Company, P.C.; (ii) discussed with Rothstein, Kass & Company, P.C. the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No. 61, as modified and supplemented ("Communications with Audit Committees") relating to the conduct of the audit; and (iii) received and discussed written disclosures and a letter from Rothstein, Kass & Company, P.C., including disclosures required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with Rothstein, Kass & Company, P.C. their independence. The Audit Committee has considered the compatibility of the provision of non-audit services, if any, with maintaining the accountant's independence.

Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007, be included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

/s/ Dennis Mehiel
/s/ Paul C. O'Brien
/s/ Michael J. Del Giudice

The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT ACCOUNTANTS

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent accountant. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant.

Prior to engagement of the independent accounting firm for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of three (3) categories of services to the Audit Committee for approval:

•Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent accountant can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards;

•Audit-Related services are for assurance and related services that are traditionally performed by the independent accountant, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements; and

•Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent accountant.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountant and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountant.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled Meeting.

EXECUTIVE MANAGEMENT

Set forth below is a brief description of the present and past business experience of each of the persons who serve as our Executive Officers or key employees.

MATTHEW D. ROSEN, 36, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Rosen has served as our Chief Executive Officer since March of 2006 and has served as a Director since May 2005. He also served as President from March 2006 until March 2008 and Chief Operating Officer from August 2003 to March 2006, Executive Vice President and Chief Operating Officer between February 2002 and August 2003, Executive Vice President and President of Global Operations between November 2000 and January 2002 and as President, US Operations between March 2000 and November 2000. From 1998 to 2000, he held various management positions including President of the Northwest and New England Operations for Expanets, a $1.3 billion integrated network communications service provider. From 1996 to 1998 he was Corporate Director of Operations for Oxford Health Plans, a $4 billion health care company, where he worked on developing and executing turnaround strategies. Prior to his role as Corporate Director of Operations, Mr. Rosen held an executive position in a start-up healthcare technology subsidiary of Oxford where he was an integral part in developing strategy and building its sales, finance and operations departments. Prior to Oxford, Mr. Rosen was an investment banker in Merrill Lynch’s corporate finance department. Mr. Rosen is the son of our Chairman of the Board, Marvin Rosen.

GORDON HUTCHINS, JR., 59, PRESIDENT AND CHIEF OPERATING OFFICER

Mr. Hutchins has served as President and Chief Operating Officer since March 2008. Mr. Hutchins served as our Executive Vice President —  Operations from December 2005 to March 2008. Prior to his employment with Fusion, Mr. Hutchins served as President and Chief Executive Officer of SwissFone, Inc., a $100 million telecommunications carrier. Prior to SwissFone, Mr. Hutchins was President and Chief Executive Officer of STAR Telecommunications, Inc., an $800 million international telecommunications carrier, where he was hired to lead the company’s restructuring following the filing of its bankruptcy petition. Mr. Hutchins has also served since 1989 as President and CEO of GH Associates, Inc., a management-consulting firm that he founded. In this capacity, he has consulted to over 100 small and large telecommunications companies throughout the world, and has held ten interim CEO/COO roles with client companies. As an entrepreneur, Mr. Hutchins also founded Telecom One, Inc., a nationwide long distance carrier that he sold to Broadwing Communications Inc., and TCO Network Services, Inc., a local wireless services carrier purchased by Winstar Communications, Inc. During his early career, Mr. Hutchins served as President and CEO of LDX NET, Inc., a fiber optic network company, and held positions with MCI, McDonnell Douglas Corporation, and AT&T.

BARBARA HUGHES, 55, CHIEF FINANCIAL OFFICER

Ms. Hughes has served as our Chief Financial Officer since May 2006. Ms. Hughes served as our Vice President of Finance from June of 2003 to May 2006, Vice President of Operations Finance between December of 2000 and June of 2003, and Finance Director from December 1999 until December of 2000. From 1996 to 1999, Ms. Hughes held various financial management positions within the international telecommunications industry including Director of Finance for TresCom International and Primus Telecommunications. Ms. Hughes also held several management positions at Federal Express Corporation in both U.S. Domestic and International Finance from 1980 to 1996, including Finance Director for the Latin American Division.

JAN SARRO, 54, EXECUTIVE VICE PRESIDENT - GLOBAL SALES AND MARKETING

Ms. Sarro has served as Executive Vice President — Global Sales and Marketing since March 2008. Ms. Sarro served as the Executive Vice President of Carrier Services from April 2005 to March 2008, and as Vice President of Sales and Marketing since March 2002. Prior to joining us, Ms. Sarro was the President of the Americas for Viatel, Inc., a global, facilities-based communications carrier and has over 20 years of experience in developing telecommunications solutions for international businesses and carriers worldwide. At Viatel, Ms. Sarro grew annual carrier revenues from $20 million to $160 million in under two years, and built a $140 million sales organization to market Internet access, corporate networks and international voice services to multinational corporations in the United States and Latin America. Ms. Sarro has also held senior executive marketing and sales management positions at Argo Communications, the international record carriers, FTC Communications and TRT Communications, and WorldCom.

CHARLES WHITING, 55, SENIOR VICE PRESIDENT—TECHNICAL OPERATIONS

Mr. Whiting has served as Senior Vice President, Operations, Engineering, and Information Systems since January 2006. Mr. Whiting joined Fusion in August 2002, as Director, Network Planning, and Design. from October 2002 to July 2003, he served as Director of Engineering. From July 2003 to December 2004, he served as Vice President, Engineering. From December 2004 to December 2005, he served as Vice President, Engineering and IT. Mr. Whiting has been involved in the Telecommunications Industry for over 25 years. Prior to joining Fusion, Mr. Whiting was Technical Services Vice President at NetSpeak Corporation, a leading-edge developer of software products for VoIP service providers. At Qwest Communications, he led the Advanced Services Engineering team that designed and implemented Qwest’s first production VoIP network. Mr. Whiting was Senior Consulting Systems Analyst at the Online Computer Library Center, Inc. specializing in Software Development Methods, Quality Assurance, and Quality Control. He was the primary UNIX and C Language instructor/developer at the AT&T Bell System Training Center in Dublin Ohio.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of our Common Stock as of August 29, 2008, for:

•     each person who beneficially owns more than 5% of our Common Stock
•     each of our Directors, Director nominees and named Executive Officers individually; and
•     all current Executive Officers and Directors as a group.

Beneficial ownership is determined under the rules of the SEC. These rules deem Common Stock subject to options currently exercisable, or exercisable within sixty (60) days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but these rules do not deem the Stock to be outstanding for purposes of computing the percentage ownership of any other person or group. To our knowledge, the persons named in the table, and the notes thereto, have sole voting and sole investment control with regard to all shares beneficially owned.

NAME AND ADDRESS OF BENEFICIAL OWNERS	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK
E. Alan Brumberger (1)	423,448	1.1%
Julius Erving (2)	97,411	*
Michael Del Giudice (3)	586,468	1.6%
Evelyn Langlieb Greer (4)	253,442	*
Fred Hochberg (5)	293,379	*
Barbara Hughes (6)	115,240	*
Gordon Hutchins, Jr. (7)	186,847	*
Roger Karam (8)	1,429,310	3.9%
Raymond E. Mabus (9)	73,983	*
Dennis Mehiel (10)	983,378	2.6%
Paul C. O’Brien (11)	195,536	*
Marvin S. Rosen (12)	3,134,449	8.4%
Matthew D. Rosen (13)	844,209	2.2%
Jan Sarro (14)	135,695	*
Philip D. Turits (15)	2,731,419	7.3%
Charles Whiting (16)	73,096	*
All Directors and Executive Officers as a group	11,557,311	28.6%
Rachel L. Mellon (17)	4,539,397	11.5%
Morris M. Ostin (18)	2,702,729	6.8%
Angela Arabov (19)	4,289,218	11.2%

*          Less than 1% of outstanding shares.
**        Unless otherwise indicated all addresses are c/o Fusion Telecommunications International, Inc. 420 Lexington Avenue, Suite 1718, New York, NY 10170.
(1)      Includes (i) 10,715 shares of Common Stock held by Trusts for which his Wife serves as Trustee, (ii) 18,037 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1 and A-2, (iii) 40,000
         shares of Common Stock issuable upon the exercise of options, and (iv) 54,357 shares of Common Stock issuable upon exercise of Redeemable Common Stock Purchase Warrants.
(2)      Includes (i) 40,000 shares of Common Stock issuable upon the exercise of options, (ii) 29,940 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1, and (iii) 14,971 Redeemable
         Common Stock Purchase Warrants.
(3)      Includes (i) 40,000 shares of Common Stock issuable upon the exercise of options, (ii) 160,885 Redeemable Common Stock Purchase Warrants of which 152,985 are held in the name of Catskill Investor Group, LLC,  and (iii)
         119,760 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1 held in the name of Catskill Investor Group, LLC.

(4)      Includes (i) 101,715 shares of Common Stock held by a trust for which she serves as trustee, (ii) 105,739 Redeemable Common Stock Purchase Warrants, (iii) 40,000 shares of Common Stock issuable upon the exercise of options, and (iv) 5,998 shares of Common Stock issuable upon the exercise of Convertible Preferred Stock Series A-1.
(5)      Includes (i) 40,000 shares of Common Stock issuable upon the exercise of options, (ii) 91,675 Redeemable Common Stock Purchase Warrants, and (iii) 60,061 shares of Common Stock issuable upon exercise of Convertible
         Preferred Stock Series A-1 and A-2.
(6)      Represents 115,240 shares of Common Stock issuable upon the exercise of options.
(7)      Includes (i) 141,668 shares of Common Stock issuable upon the exercise of options, (ii) 30,121 shares of Common Stock issuable upon the exercise of Preferred Stock Series A-2, and (iii) 15,061 Redeemable Common Stock
         Warrants.
(8)      Includes (i) 116,667 shares of Common Stock issuable upon the exercise of options.
(9)      Includes (i) 40,000 shares of Common Stock issuable upon the exercise of options, (ii) 5,998 shares of Common Stock issuable upon exercise of Convertible Preferred Series A-1, and (iii) 2,995 Redeemable Common Stock
         Purchase Warrants.
(10)    Includes (i)40,000 shares of Common Stock issuable upon the exercise of options, (ii) 45,000 shares of Common Stock held by Four M Capital for which Mr. Mehiel has Beneficial Ownership, (iii) 129,841 Redeemable
        Common Stock Purchase Warrants, and (iv) 59,880 shares of Common Stock issuable upon conversion of Preferred Stock Series A-1.
(11)    Includes (i) 40,000 shares of Common Stock issuable upon the exercise of options, (ii) 59,880 shares of Common Stock issuable upon conversion of Preferred Stock Series A-1, and (iii) 29,941 Redeemable Purchase Stock
        Warrants.
(12)    Includes (i) 321,241 Redeemable Common Stock Purchase Warrants, (ii) 40,000 shares of Common Stock issuable upon the exercise of options, and (iii) 60,061 shares of Common Stock issuable upon exercise of Convertible
        Stock Series A-1 and A-2, and (iv) 80,500 shares of Common Stock held by Delaware Trust Custodian IRA of Mr. Rosen.
(13)    Includes (i) 726,193 shares of Common Stock issuable upon the exercise of options, (ii) 35,965 shares of Common Stock issuable upon exercise of Convertible Preferred Stock Series A-1 and A-2, and (iii) 17,984 Redeemable
        Common Stock Warrants.
(14)    Includes (i) 135,695 shares of Common Stock issuable upon the exercise of options, (ii) 12,049 shares of Common Stock issuable upon exercise of Convertible Preferred Stock A-2, held by her husband, and (iii) 6,025
         Redeemable Common Stock Purchase Warrants, held by her Husband.
(15)    Includes (i) 10,715 shares of Common Stock held by a trust for which he serves as Trustee, (ii) 309,626 Redeemable Common Stock Purchase Warrants, (iii) 40,000 shares of Common Stock issuable upon the exercise of options, (iv) 51,117 shares of Common Stock issuable upon exercise of Convertible Preferred Stock A-1 and A-2, and (v) 4,286 shares of Common Stock held by his Wife. Mr. Turits has granted certain individuals options to purchase an aggregate of 21,429 shares of his Common Stock.
(16)      Represents73,096 shares of Common Stock issuable upon the exercise of options.
(17)    Includes (i) 1,886,793 shares of Common Stock held by Conrock Holdings, LLC (“Conrock”) for which Rachel L. Mellon is the sole member, (ii) 260,926 shares of Common Stock held by Rachel L. Mellon, (iii)  92,858
         Redeemable Common Stock Warrants held by Rachel L. Mellon, (iv) 1,395,205 Redeemable Common Stock Warrants held by Conrock for which Rachel L. Mellon is the sole member, and (v) 903,615 shares of Common
         Stock issuable upon exercise of Convertible Preferred Stock Series A-2 held by Conrock, for which Rachel L. Mellon. The address provided by the named Stockholder is c/o Starr & Co., LLC, 850 Third Avenue, 15th Floor,
         New York, New York 10022. Ms. Mellon has sole voting and dispositive power with respect to the shares beneficially owned by Conrock described above.
(18)     Includes (i) 898,204 shares of Common Stock issuable upon exercise of Convertible Preferred Stock Series A–1,held by the Morris M. Ostin 2008 Annuity Trust FT, and (ii) 449,102 shares of Redeemable Common Stock
         Purchase Warrants held by the Morris M. Ostin 2008 Annuity Trust FT, and (iii) 903,615 shares of Common Stock issuable upon exercise of Convertible Preferred Stock Series A–2, held by Ostin Revocable Trust and (iv)
         451,808 shares of Redeemable Common Stock Purchase Warrants held by Ostin Revocable Trust. The address provided by the named Stockholder is c/o Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles,
         CA 90067. Morris M. Ostin is the Grantor and the acting initial trustee of the Morris M. Ostin 2008 Annuity Trust FT. Morris M. Ostin and Rachel E. Ostin are both Grantors and Trustees of the Ostin Revocable Trust.
(19)    Includes (i) 1,470,589 shares of Common Stocks held by Challenger III, LLC (“Challenger”), which is wholly–owned and controlled by Angela Arabov, (ii), 735,295 shares of Redeemable Common Stock Purchase Warrants held by Angela Arabov, (iii) 1,388,889 shares of Common Stock , and (iv) 694,445 Redeemable Purchase Stock Warrants held by Challenger, which is wholly–owned and controlled by Angela Arabov. The address provided by the named Stockholder is c/o Starr & Co., LLC, 850 Third Avenue, 15th Floor, New York, New York 10022. Ms. Arabov has sole voting and dispositive power with respect to the shares beneficially owned by Challenger described above.

There are no legal proceedings to which any Director, Officer, affiliate, any owner of 5% or more of our outstanding Common Stock, or any associate of any such Director, Officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires disclosure from every person who is directly or indirectly the beneficial owners of more than ten (10) percent of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12, or is a Director or an Officer of the issuer of such security, by filing the statements required by this subsection with the Commission (and, if such security is registered on a national securities exchange, also with the exchange).

As of the fiscal year ended December 31, 2007, based solely upon our review of filings with the Commission and supporting documents provided by our registered transfer agent reports we believe that all applicable reporting persons have complied with the applicable Section 16(a) reporting requirements, except the Company has not identified supporting documents that a Form 3 was filed by Rachel L. Mellon or Angela Arabov as of December 31, 2007.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

CHEIF EXECUTIVE OFFICER'S FISCAL 2007 COMPENSATION

Mr. Matthew D. Rosen was appointed as our Chief Executive Officer in March of 2006, succeeding Mr. Marvin S. Rosen, who remains the Chairman of our Board of Directors. Matthew Rosen’s compensation is further discussed in the following on page 24 within the section on Employment Agreements.

EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2007 and 2006 by our Chief Executive Officer, the President and Chief Operating Officer, and our Chief Financial Officer. It also includes the compensation of one other individual who served as an Executive Officer during a portion of 2007, but was not an Executive Officer at the end of the year.

Name And Principal Position	Year	Salary (1)		Bonus (1)		Option Awards (2)	All Other Compensation (3)	Total
Matthew D. Rosen Chief Executive Officer	2007	$350,000	$			$247,377	$3,157	$600,534
	2006	$350,000	$			$153,122	$3,211	$506,333
Gordon Hutchins, Jr. President & Chief Operating Officer (4)	2007	$220,000	$			$91,941	$387	$312,328
	2006	$220,000	$			$59,758	$441	$280,199
Barbara Hughes Chief Financial Officer	2007	$175,000	$			$26,886	$387	$202,273
	2006	$170,312	$			$20,373	$441	$191,126
Roger Karam Former President of VoIP Division (5)	2007	$93,833	$		$		$51,235	$45,068
	2006	$250,000		$62,500	$		$20,459	$332,959

(1)     Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.
(2)     Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123R, of awards pursuant to the Company’s 1998 Stock Option Plan and may include amounts from awards granted both in and prior to 2007. Assumptions used in the calculation of these amounts are included in Notes 2 and 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-KA filed with the Securities and Exchange Commission on April 30, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)     All other compensation represents life insurance premiums except for Roger Karam, who entered into a consulting agreement with the Company after his resignation as the President of the VoIP Division. As such, the amount represents his consulting fees.
(4)     Subsequent to fiscal year end, Mr. Hutchins was promoted to President and Chief Operating Officer.
(5)     Mr. Karam resigned as an Executive Officer on May 10, 2007, but continues to serve as a consultant to the Company.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENT

We currently have an employment agreement in place with Mr. Matthew Rosen, our Chief Executive Officer. Mr. Rosen's employment agreement was initiated on November 11, 2004, and amended on March 16, 2006 to extend the term until September 30, 2008, provided that the term shall extend for an additional one year unless terminated by either side on 90 days notice. As of this date, this agreement has not been terminated by either party and will automatically be extended until September 30, 2009. The agreement provides for an annual salary of not less than $350,000, with a minimum annual bonus equal to 25% of his annual salary. In the event that we achieve a positive EBITDA for two successive quarters, he will be paid a one-time bonus equal to 50% of his annual salary then in effect. In the event that the employment is terminated without cause, including by change of control, the agreement provides that Mr. Rosen will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus and a lump sum of 200% of his base salary and 200% of his highest annual bonus for the three years preceding his termination. If that had occurred on December 31, 2006, the amount due to Mr. Rosen would have been $975,000. The agreement also provides for a one year non-compete provision. In the event of a sale of the company for an amount in excess of $100 million, Mr. Rosen would receive a bonus equal to 2% of proceeds between $100 million and $200 million, 3% of proceeds between $200 million and $300 million, 4% of proceeds between $300 million and $400 million, and 5% of proceeds over $400 million. Mr. Rosen has voluntarily waived his bonus opportunity since December of 2006, pending improvement in Company's financial position.

Mr. Gordon Hutchins Jr. serves as President and Chief Operating Officer of the Company. Mr. Hutchins does not have a written employment agreement with the Company. His promotion to President and Chief Operating Officer on March 26, 2008 provides for an increase in his annual salary from $220,000 to $250,000, and he will retain a targeted bonus opportunity equal to 25% of annual salary, based on achievement of corporate performance metrics.

Ms. Barbara Hughes serves as the Chief Financial Officer of the Company. Ms Hughes does not have a written employment agreement with the Company. Her annual salary is $175,000 and she has a targeted bonus opportunity equal to 25% annual salary based on achievement of corporate performance metrics.

We previously had an employment agreement with Mr. Roger Karam; however, Mr. Karam's resignation in May 2007 as President of the company's VoIP Division effectively terminated the employment agreement that had an initial effective date of January 2005. Said employment agreement had provided for an annual salary of not less than $225,000, and was subsequently increased to $250,000 with a minimum annual bonus equal to 25% of his annual salary. Additionally, Mr. Karam was entitled to participate in our Stock option plan and received 50,000 options at an exercise price equal to $6.45 as the price of each share in our public offering. Subsequently, on May 10, 2007 Mr. Karam entered into a consulting agreement with the company for a period of one year. This new consulting agreement will renew automatically for a period of three (3) months unless terminated by either party fifteen (15) days prior to the end of said consulting agreement. The consulting agreement provides for an annual consulting fee of $250,000 that is paid at a rate of $20,833 per month, and a discretionary bonus of 25% of his consulting fee based on achievement of certain goals as set forth in the consulting agreement.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table presents the outstanding equity awards held by the Executive Officers referenced above as of the fiscal year ended December 31, 2007. These options vest in three equal annual installments on each of the first through third anniversaries of the grant date.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY PLAN AWARDS; NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Matthew D. Rosen	03/29/07	—	350,000	—	$0.69	03/29/17
	06/16/06	53,333	106,667	—	$2.28	06/16/16
	03/07/06	44,286	88,572	—	$2.46	03/07/16
	03/07/06	35,714	71,428	—	$2.80	03/07/16
	07/14/04	62,143	—	—	$3.15	07/14/14
	07/14/04	280,715	—	—	$4.38	07/14/14
Gordon Hutchins, Jr.	03/29/07	—	175,000	—	$0.69	03/29/17
	03/07/06	35,714	71,428	—	$2.80	03/07/16
	03/07/06	5,953	11,905	—	$2.65	03/07/16
Barbara Hughes	03/29/07	—	60,000	—	$.069	03/29/17
	12/22/05	26,667	13,333	—	$2.46	12/22/15
	02/09/05	20,000	—	—	$6.45	02/09/15
	07/14/04	8,215	—	—	$3.15	07/14/14
	07/14/04	40,358	—	—	$4.38	07/14/14
Roger Karam	12/22/05	26,667	13,333	—	$2.46	12/22/15
	01/15/05	50,000	—	—	$6.45	01/15/15
	11/19/04	40,000	—	—	$4.38	11/19/14

2007 DIRECTOR COMPENSATION

Our Directors do not receive cash compensation for their services on our Board or Board committees; however, we reimburse our Directors for out-of-pocket expenses associated with their attendance at Board of Directors’ Meetings.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation	Change In Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total (4)
Marvin S. Rosen	$—	$—	$7,624 (2)	$—	$—	$14,000	$21,624
E. Alan Brumberger	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Michael J. Del Giudice	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Julius Erving	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Evelyn Langlieb Greer	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Fred Hochberg	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Raymond E. Mabus	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Dennis Mehiel	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Paul C. O'Brien	$—	$—	$7,624 (2)	$—	$—	$—	$7,624
Philip D. Turits	$—	$—	$7,624 (2)	$—	$—	$—	$7,624

(1) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123R, of awards pursuant to the Company’s 1998 Stock Option Plan and may include amounts from awards granted both in and prior to 2007. Assumptions used in the calculation of these amounts are included in Notes 2 and 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-KA filed with the Securities and Exchange Commission on April 30, 2008.
(2) On March 29, 2007, we granted each of our Directors options to purchase 20,000 shares of our Common Stock, under our 1998 Stock Option Plan. These options have an exercise price per share of $0.69. The grant date fair value computed in accordance with SFAS No. 123R for 20,000 options granted to each Director amounted to $7,624.
(3) All other compensation includes reimbursement to Mr. Marvin S. Rosen of approximately $2,000 per month from January 2007 through July 2007 that was for a portion of the monthly rent for his apartment in Fort Lauderdale, Florida, which was used by certain executives in lieu of such executives having to incur hotel expenses. That reimbursement was discontinued after July 2007.
(4) The table does not include reimbursement for out of pocket expenses associated with their attendance at the Board of Directors’ Meetings.
(5) The aggregate number of options held by each Director at the end of December 31, 2007 was 40,000 except for Dennis Mehiel who held  61,429 options. However, 21,429 of Mr. Mehiel's options expired on May 6, 2008.

STOCK OPTION PLAN

Our Board of Directors adopted the Stock Option Plan in May 1998, re-approved the Plan in November 1999, and in February 2000, our Stockholders approved the Plan. In July 2007, the shares of Common Stock available for issuance under our Plan were increased from 4,000,000 to 7,000,000.

The purposes of the Plan are: (i) to enable us to attract and retain qualified and competent employees and to enable such persons to participate in our long-term success and growth by giving them an equity interest in the Company; (ii) to enable us to use grants of Stock options in lieu of all or part of cash fees for Directors who are not Officers or employees, thereby aligning the Directors' interests with that of the Stockholders; and (iii) to provide consultants and advisors with options, thereby increasing their proprietary interest in us. Employees and Directors are eligible to be granted awards under the Plan. Consultants and advisors to Fusion are eligible to be granted awards under the Plan if their services are of a continuing nature or otherwise contribute to our long-term success and growth.

The Plan is administered by our Compensation and Nominating Committee of the Board of Directors. The Committee may adopt, alter, or repeal any administrative rules, guidelines, and practices for carrying out the purposes of the Plan, and its determination, interpretation, and construction of any provision of the Plan are final and conclusive. The Committee has the right to determine, among other things, the persons to whom awards are granted, the terms and conditions of any awards granted, the number of shares of Common Stock covered by the awards, and the exercise prices and other terms thereof.

Stock option awards are granted to new employees when they are hired based upon the employee's position and salary level. Additionally, on an annual basis, the Company aims to award option grants to executive management as well as the general employee base to reward past performance and provide incentive and motivation to achieve the future plans of the Company. The Compensation Committee has an annual Meeting to review executive and upper level management performance for the past year, and to determine what amount of option grants they will consider recommending to the Board for approval for executive management, and what amount they will authorize as a block of grants to be issued to the remaining employee base. Also, throughout the year, the Chief Executive Officer may issue individual options for extraordinary performance or for an employee's promotion. Any awards for employees at salary levels of greater than $150,000 and/or options of greater than $100,000 in value require submission to the Committee for review and for their recommendation to the Board of Directors for approval.

The exercise price, term, and exercise period of each Stock option is fixed by the Committee at the time of grant. No Incentive Stock option shall have an exercise price that is less than 100% of the fair market value of the Common Stock on the date of the grant. In addition, no Stock option shall be (i) exercisable more than 10 years after the date such incentive Stock option is granted, or (ii) be granted more than 10 years after the Plan is adopted by the Board.

Most options held by employees vest over four years. Options held by Executive Officers vest over three (3) years, and options held by the Board of Directors vest over six (6) months or two (2) years. In certain cases, we have agreed to extend the duration of options granted to non-employee Directors.

EQUITY COMPENDATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our Equity Compensation Plans in effect for the year ended December 31, 2007:

PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	3,116,676	$2.43	3,883,324
Total	3,116,676	$2.43	3,883,324

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OFFICER AND DIRECTOR LOANS TO COMPANY

On December 4, 2007, December 18, 2007 and December 19, 2007, the Company borrowed an aggregate of $540,000 from two Directors of the Company. The loans are evidenced by three promissory notes that are payable in 24 equal monthly installments of principal and interest (at the rate of 10% per annum) commencing January 4, 2008, January 18, 2008 and January 19, 2008, and provides that the lenders have the right to demand payment of all unpaid principal and interest at any time after December 4, 2008, December 18, 2008 and December 19, 2008. The Company’s obligations under the notes are collateralized by a security interest in the Company’s accounts receivable. The proceeds of the loans will be used for general working capital purposes.

On December 21, 2007, the Company borrowed $160,000 from a Director of the Company. The loan is evidenced by a non-interest bearing promissory note that is payable on January 3, 2008. The loan was paid on January 3, 2008.

During October 2007, the Company borrowed $400,000 from two members of its Board of Directors, which was repaid on November 2, 2007. Interest was paid based upon a 10% per annum interest rate.

OTHER TRANSACTIONS

We have an informal verbal agreement with Mr. John H. Sununu, the Chairman of our Advisory Board, pursuant to which Mr. Sununu will be compensated for any international business relationships, which Mr. Sununu assists us in developing. The amount, form and terms of any such compensation will depend on the business relationship developed and will be negotiated at the time any such relationship is developed.

During the year ending December 31, 2007, the Company received $120,000 from certain members of its Board of Directors and Officers of the Company associated with the private placement for Preferred Stock A-2. The names and amounts are as follows:

NAME	AMOUNT
E. Alan Brumberger (Director)	$10,000
Marvin S. Rosen (Director)	$25,000
Philip D. Turits (Officer and Director)	$30,000
Fred P. Hochberg (Director)	$25,000
Matthew D. Rosen (Officer and Director)	$5.000
Gordon Hutchins, Jr. (Officer)	$25,000
Total	$120,000

During the year ending December 31, 2007, the Company received $50,000 from Marvin S. Rosen and $50,000 from Philip D. Turits associated with the private placement for the Company’s Common Stock.

Subsequent to the year ending December 31, 2007, the Company received $75,000 from Marvin S. Rosen and $75,000 from Philip D. Turits associated with the private placement for the Company’s Common Stock.

POLICY REGARDING TRANSACTIONS BETWEEN THE COMPANY AND AFFILIATES

Our Board of Directors has adopted a policy providing that transactions with affiliates, including without limitation, our Officers, Directors, and principal Stockholders, will be on terms no less favorable to us than we could have obtained from unaffiliated third parties. Any such transactions will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members, or, if required by law, a majority of our disinterested Stockholders.

STOCKHOLDER COMMUNICATIONS AND OTHER MATTERS

STOCKHOLDER COMMUNICATIONS TO THE BOARD

The Board of Directors recommends that Stockholders initiate any communications with the Board in writing and send them in care of our Secretary, Philip D. Turits, at 420 Lexington Avenue, Suite 1718, New York, NY 10170. This centralized process will assist the Board in reviewing and responding to Stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2009

Stockholders may submit proposals on matters appropriate for Stockholder action at our subsequent Annual Meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which in certain circumstances may require the inclusion of qualifying proposals in our Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to our 2009 Annual Meeting of Stockholders all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 31, 2008. Such proposals should be directed to us at 420 Lexington Avenue, Suite 1718, New York, New York 10170, Attn: Philip Turits, Secretary.

Except in the case of proposals made in accordance with Rule 14a-8, our By-laws require that Stockholders desiring to bring any business before our Annual Meeting of Stockholders to be held in 2008 deliver written notice thereof to us not less than 90 days nor more than 120 days prior to such Meeting and comply with all other applicable requirements of the By-laws. However, in the event that our Annual Meeting to be held in 2009 is called for a date that is not within 30 days before or after the date of the Meeting, the notice must be received by the close of business on the 10th day following the public disclosure of the date of the Annual Meeting or the mailing of notice of the Annual Meeting.

OTHER MATTERS

The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting and does not intend to bring any other matters before the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy card to vote in accordance with their best judgment in the interests of the Company.

MISCELLANEOUS

The Company bears all costs incurred in the solicitation of Proxies. In addition to the solicitation by mail, our Officers and employees may solicit Proxies by mail, facsimile, telephone or in person, without additional compensation. We may also arrange with Brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we may reimburse such Brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

ADDITIONAL COPIES OF OUR ANNUAL REPORT MAYBE REQUEST FOR NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., 420 LEXINGTON AVENUE, SUITE 1718, NEW YORK, NY 10170.

RE:  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

        FORM TYPE: PRE 14A -  PROXY STATEMENT
        CIK NO. 0001071411

To Whom It May Concern:

We have contemporaneously filed our Proxy Statement for SEC review. Please forward comments or question, if any, to me directly. I may be reached directly at (954) 331–2423, fax (954) 331–2456, mailing address of 1475 W Cypress Creek Road, Suite 204, Fort Lauderdale, Florida 33309, or via e-mail at bhughes@fusiontel.com in order to promptly provide any information you may need.

Thank you in advance for your time and cooperation.

Respectfully,

/s/ Barbara Hughes

     Barbara Hughes

     as Chief Financial Officers for

     Fusion Telecommunications International, Inc.

     Dated: September ________ 2008

PROPOSED LANGUAGE PENDING STOCKHOLDERS APPROVAL BEFORE FILING

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2.    The Certificate of Amendment to the Certificate of Incorporation of the Corporation, recorded by the State of Delaware, Secretary of Corporations on December 24, 2004, is hereby amended by striking out Article "FOURTH"  thereof and by substituting in lieu of said Article, the following new "FOURTH" Article:

“FOURTH: The total number of shares of Capital Stock which the Corporation shall have authority to issue will be 185,000,000, of which 175,000,000 shares shall be Common Stock, par value $0.01 per share, and10,000,000 shares shall be Preferred Stock, par value $0.01 per share.

a.     February 27,1998 Common Stock Reverse Stock Split: A reverse stock split of the shares of Common Stock of the Corporation subscribed for, accepted or issued by the Corporation prior to January 1, 1998 (the “Original Stock”) was effected upon the filing and recording of a Certificate of Amendment of the Certificate of Incorporation of the Corporation on February 27, 1998 (the “Effective Time”), as follows:

(i)     Each one hundred (100) shares of Original Stock, having a value of One Cent ($.01) per share on the Effective Date, were combined and converted automatically, and without further action by the holder thereof, into one (1) validly issued share of Common Stock of the Corporation (the “Split Stock”), having a par value of One Cent ($.01) per share and having all of the rights and benefits applicable to the Original Stock and any right, option, warrant or claim to acquire or receive one hundred (100) shares of Original Stock were converted automatically, and without any further action by the holder thereof, into the right to acquire or receive one (1) share of Split Stock upon, and in compliance with, the terms of the right, option, warrant or claim, except that the purchase price per shall be proportionately increased; provided, however, that, with respect to such shares of Split Stock, an aggregate of One Dollar ($1.00) of the consideration paid to the Corporation for each such share of Split Stock shall continue to be treated as capital of the Corporation.

(ii)     From and after the Effective Time, subscriptions for or certificates representing shares of Original Stock are deemed to represent only the right to receive shares of Split Stock to which a stockholder would be entitled pursuant to the reverse stock split affected.

b.      Rights, Preferences, and Restrictions of Preferred Stock:

The preferred stock authorized may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status, which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

c.     December 15, 2004, Common Stock Reverse Stock Split:

Effective December 15, 2004 (the “Effective Date”).

(i)      Each three and one half (3.5) issued and outstanding shares of common stock (“Common Stock”), having a par value of One Cent ($.01) per share on Effective Date, shall be combined and converted automatically, and without further action by the holder thereof, into one (1) validly issued share of Common Stock of the Corporation (the “Reverse Split Stock”), having a par value of One Cent ($.01) per share and having all of the rights and benefits applicable to the Common Stock and any right, option, warrant or claim to acquire or receive three and one half (3.5) shares of Common Stock shall be converted automatically, and without any further action by the holder thereof, into the right to acquire or receive one (1) share of Reverse Split Stock upon, and in compliance with, the terms of the right, option, warrant or claim, except that the purchase price per shall be proportionately increased; provided, however, that, with respect to such shares of Reverse Split Stock, an aggregate of One Dollar ($1.00) of the consideration paid to the Corporation for each such share of Reverse Split Stock shall continue to be treated as capital of the Corporation.

(ii)     From and after the Effective Date, subscriptions for or certificates representing shares of Original Common Stock are deemed to represent only the right to receive shares of Reverse Split Stock to which a stockholder would be entitled pursuant to the reverse stock split.

d.     Elimination of Class A Common Stock.     In accordance with Article IV (3) of the Company's "Certificate of Amendment of Certificate of Incorporation of Fusion Telecommunications International, Inc.", filed December 30, 2004, with the State of Delaware, Secretary of Corporations, all shares of Class A Common Stock were automatically converted into Common Stock on February 15, 2006, and accordingly no shares of Class A Common Stock are issued or outstanding. The Class A Common Stock is therefore, hereby eliminated.

3.     This Amendment of the Certificate of Incorporation  of the Corporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.     The effective time of the amendment herein certified shall be the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Amendment of the Certificate of Incorporation of Fusion Telecommunications International, Inc., as of ____________________, 2008.

________________________________
Printed Name:_____________________
as______________________________

PROXY
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS – TO BE HELD
OCTOBER 28, 2008 AT 3:00 P.M. EDT

You may Vote by Mail
(see instructions on reverse side)

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

PROXY

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

420 Lexington Avenue, Suite 1718
New York, New York 10170

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking any previous Proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated September ____, 2008, in connection with the Annual Meeting to be held at 3:00 p.m. on October 28, 2008 at the Company’s principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170 and hereby appoints Matthew D. Rosen and Philip D. Turits, and each of them (with full power to act alone), the attorneys and Proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Fusion Telecommunications International, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said Proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE, TWO, AND THREE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETING. RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. THIS PROXY MAY BE REVOKED PRIOR TO ITS USE. PLEASE DATE, SIGN, AND MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE.

[Continued, and to be signed on reverse side]

FOLD AND DETACH HERE

The Board of Directors recommends a vote for Proposals 1, 2, and 3. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here

1.

The total number of shares of Capital Stock which the Corporation shall have authority to issue  will be 185,000,000, of which 175,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share. The current Class A Common Stock is hereby eliminated, as all outstanding Class A Common Stock was automatically  converted to the class of Common Stock of the Company on February 15th, 2006.

		FOR	ABSTAIN	AGAINST
		☐	☐	☐
		FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FROM ALL NOMINEES ☐	FOR ALL EXCEPT Select Individually Below

2.	Election of Directors (or, if any nominee is not available for election, such substitute as the Board of Directors may designate). The Nominees are:

	Marvin S. Rosen			☐

	Matthew D. Rosen			☐
	Philip D. Turits			☐
	E. Alan Brumberger			☐
	Julius Erving			☐
	Evelyn Langlieb Greer			☐
	Raymond E. Mabus			☐
	Paul C. O’Brien			☐
	Michael Del Giudice			☐
	Fred P. Hochberg			☐
	Christopher D. Brady			☐
		FOR	ABSTAIN	AGAINST
3.	Proposal to ratify the appointment of Rothstein, Kass & Company, P.C. as independent public accountants for the year ending December 31, 2008.	☐	☐	☐

☐     SELECT FOR ADDRESS CHANGE AND NOTE AS FOLLOWS (Please print clearly):__________________________________________________________________
____________________________________________________________________________________________________________________________________

Title Holder Printed Name: _______________________________           Title (Jointly) Holder Printed Name:_____________________________________________

COMPANY ID:  ___________                                              PROXY NUMBER:   _____________                                        ACCOUNT NUMBER: ______________________

Signature: _________________________________, as, _________________________, Date _____________, 2008
☐ I hereby elect to receive electronic delivery of all future Stockholder(s) materials at the following E-mail address(s):  ______________________________(Please print clearly)

Signature (Joint Owners): ___________________________, as ______________________, Date _____________, 2008
☐ I hereby elect to receive electronic delivery of all future Stockholder(s) materials at the following E-mail address(s): _____________________________(Please print clearly)

YOU MUST SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH TITLE OWNER MUST SIGN THIS PROXY. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.